Exhibit 10.9

FORM OF

CERTIFICATE OF DESIGNATION

OF RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS

OF SERIES A CONVERTIBLE PREFERRED STOCK OF

GLOBAL PAYMENT TECHNOLOGIES, INC.

The undersigned, [________] and [_________] hereby certify that:

A.        [_______] and [_______] are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Global Payment Technologies, Inc., a Delaware corporation (the “Corporation”).

B.        Pursuant to the authority conferred by the shareholders of the Corporation holding a majority of outstanding voting shares and by the Certificate of Incorporation of the Corporation, the Board of Directors adopted the following resolutions creating a class of Preferred Stock designated as “Series A Convertible Preferred Stock” on [_________], 2008:

“RESOLVED, that, pursuant to the Corporation’s Certificate of Incorporation (“Certificate of Incorporation”), the Board of Directors of the Corporation (the “Board of Directors”) hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of the Series A Convertible Preferred Stock as follows:

1.          NUMBER OF SHARES; DESIGNATION. A total of 2,000,000 shares of preferred stock of the Corporation are hereby designated as “Series A Convertible Preferred Stock” (the “Series  A Preferred Stock”). Shares of the Series A Preferred Stock (“Series A Preferred Shares” or “Preferred Shares”) will be issued pursuant to the terms of the Securities Purchase Agreement by and between the Corporation and the Purchaser named therein (the “Purchase Agreement”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 16hereof.

2.          RANK. The Series A Preferred Stock shall, with respect to payment of dividends and rights upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank senior and prior to the Common Stock, par value $0.01 par value, of the Corporation (the “Common Stock”), and any additional series of preferred stock which may in the future be issued by the Corporation and are designated in the amendment to the Certificate of Incorporation or the certificate of designation establishing such additional preferred stock as ranking junior to the Series A Preferred Stock. Any shares of the Corporation’s capital stock which are junior to the Series A Preferred Stock with respect to the payment of dividends are hereinafter referred to as “Junior Dividend Shares” and any shares which are junior to the Series A Preferred Stock with respect to rights upon liquidation, dissolution or winding-up of the affairs of the Corporation are hereinafter referred to as “Junior Liquidation Shares”.

Any issuance of additional shares of preferred stock shall be subject to the provisions of Section 15 hereunder.

3.	DIVIDENDS.

(a)       The Holders of the Series A Preferred Stock will be entitled to receive dividends if, when and as declared by the Board of Directors from time to time, and in amounts determined by the Board of Directors; provided however, no dividends shall be paid on any share of Common Stock unless a dividend is paid with respect to all outstanding shares of Series A Preferred Stock in an amount for each such share of Series A Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Series A Preferred Stock could then be converted.

(b)       The Corporation shall not, and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to:

(i)        declare or pay or set aside for payment any dividend or other distribution on or with respect to any Junior Dividend Shares, whether in cash, securities, obligations or otherwise (other than dividends or distributions paid in shares of capital stock of the Corporation ranking junior to Series A Preferred Shares both as to the payment of dividends and as to rights in liquidation, dissolution or winding-up of the affairs of the Corporation (“Junior Stock”), or options, warrants or rights to subscribe for or purchase shares of Junior Stock) without paying or setting aside for payment an equivalent amount for each Series A Preferred Shares; or

(ii)       redeem, purchase or otherwise acquire, or pay into, set apart money or make available for a sinking or other analogous fund for the redemption, purchase or other acquisition of, any Series A Preferred Shares, or shares of Junior Stock for any consideration (except by conversion into or exchange for Junior Stock).

(c)       Any reference to “distribution” contained in this Section 3 shall not be deemed to include any distribution made in connection with any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

4.	LIQUIDATION.

(a)       The liquidation value per share of Series A Preferred Stock, in case of the voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation, shall be an amount equal to $0.20, subject to adjustment in the event of a stock split, stock dividend or similar event applicable to the Series A Preferred Stock (the “Liquidation Value”).

(b)       In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (a “Liquidation Event”), the Holders shall be entitled to receive one hundred percent (100%) of the Liquidation Value of such Series A Preferred Shares held by them (“Liquidation Amount”) in preference to and in priority over any distributions upon the Junior Liquidation Shares. Upon payment in full of the Liquidation Amount to which the Holders are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation. If the assets of the Corporation are not sufficient to pay in full the Liquidation Amount payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the

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distribution if the amounts to which the Holders and the holders of Parity Liquidation Shares are entitled were paid in full.

(c)       The Corporation shall, no later than the date on which a Liquidation Event occurs or is publicly announced, deliver in accordance with Section 14 written notice of any Liquidation Event, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, not less than thirty (30) days prior to any payment date stated therein, to each Holder.

(d)       Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

5.	VOTING; DIRECTORS.

(a)       During the first 18 months after the designation of the Series A Preferred Stock, each holder of shares of the Series A Preferred Stock shall be entitled to five (5) times the number of votes equal to the number of shares of Common Stock into which such Holder’s shares of Series A Preferred Stock could be converted and after such first 18 month period, each holder of shares of the Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such Holder’s shares of Series A Preferred Stock could be converted. Each holder of Series A Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any shareholders’ meeting in accordance with the Bylaws of the Corporation. Each holder of Common Stock shall be entitled to one (l) vote for each share of Common Stock held.

(b)       The Board of Directors shall consist of five (5) members. During the first 18 months after the designation of the Series A Preferred Stock, so long as any shares of Series A Preferred Stock are outstanding, the holders of Series A Preferred Stock shall be entitled to designate three (3) members of the Board of Directors (“Preferred Stock Appointed Director”) and the holders of the Common Stock, as a class, shall be entitled to designate two (2) members of the Board of Directors (“Common Stock Appointed Director”). During the first 18 months after the Series A Preferred Stock has been designated, if the number of members of the Board of Directors is increased to more than five (5), the number of directors designated by the holders of Series A Preferred Stock shall increase such that the Series A Preferred Stock shall designate a majority of the number of authorized Board of Director members.

6.	CONVERSION.

(a)        Holders’ Right to Convert. Each Preferred Share shall be convertible into shares of Common Stock with such conversion being effected at the Conversion Price then in effect at the option of the Holder in whole or in part at any time after the Original Issuance Date. The Holders shall effect conversions by surrendering the certificate or certificates representing the Series A Preferred Shares to be converted to the Corporation, or its agent,

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together with the form of conversion notice attached hereto as Exhibit A (the “Holder Conversion Notice”). Each Holder Conversion Notice shall specify the number of Preferred Shares to be converted and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Holder Conversion Notice to the Corporation, or its agent, in accordance with Section 14 (the “Holder Conversion Date”). If no Holder Conversion Date is specified in a Holder Conversion Notice, the Holder Conversion Date shall be the date that the Holder Conversion Notice is deemed delivered pursuant to Section 14. Each Holder Conversion Notice, once given, shall be irrevocable. If the Holder is converting less than all Series A Preferred Shares represented by the certificate or certificates tendered by the Holder with the Holder Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Corporation shall promptly deliver to such Holder (in the manner and within the time set forth in Section 6(d)) a certificate for such number of Preferred Shares as have not been converted. Notwithstanding the foregoing, all Series A Preferred Stock shall be automatically converted into Common Stock 18 months after the date the Series A Preferred Stock has been issued.

(b)        Delivery of Common Stock. Not later than ten (10) Trading Days after any Conversion Date, the Corporation will deliver to the Holders (i) a certificate or certificates which shall be free of restrictive legends and trading restrictions (other than those which may be required by the Purchase Agreement and the federal securities laws) representing the number of shares of Common Stock being issued upon the conversion of Series A Preferred Shares, and (ii) one or more certificates representing the number of Preferred Shares not converted, as applicable; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion of any Series A Preferred Shares until certificates evidencing such Series A Preferred Shares are either delivered for conversion to the Corporation or any transfer agent for the Preferred Shares or Common Stock, or the Holder of such Preferred Shares notifies the Corporation that such certificates have been lost, stolen or destroyed and provides a bond (or other adequate security) reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith; and provided, further, that any shares of Common Stock which are subject of a Dispute Procedure under Section 7 hereof shall be delivered no later than the close of business on the fifth (5th) Business Day following the determination made pursuant thereto. The Corporation shall, upon request of the Holder, use its best efforts to deliver any certificate or certificates required to be delivered by the Corporation hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available.

(c)        Number of Shares of Common Stock Issuable upon Conversion. The number of shares of Common Stock to be delivered by the Corporation to a Holder pursuant to a conversion of Series A Preferred Shares under Section 6(a), (b) or (c) shall be determined by dividing (i) the aggregate Liquidation Value of such Holder’s Preferred Shares to be converted by (ii) the Conversion Price in effect on the applicable Conversion Date. The initial Conversion Price shall be $.20 per share, and shall be adjusted in accordance with Section 8.

7.          DISPUTE PROCEDURE. In the event of a dispute between the Corporation and a Holder as to (i) the calculation of the Conversion Price (including, without limitation, the calculation of any adjustment to the Conversion Price following any adjustment thereof), (ii) the

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number of shares of Common Stock issuable upon a conversion of Series A Preferred Shares pursuant to Section 6, the Corporation shall, in the case of a conversion of Series A Preferred Shares notify the Holder within one (1) Business Day, issue to such Holder the number of shares of Common Stock that are not disputed, within five (5) Business Days following the Conversion Date and shall submit the disputed calculations to a certified public accounting firm of national reputation selected by Holders of more than fifty percent (50.0%) of the outstanding Series A Preferred Shares (other than the Corporation’s regularly retained accountants) by such date which firm shall agree to act in accordance with this Section 7. The Corporation shall cause such accountant to calculate the Conversion Price, if applicable, in accordance herewith and to notify the Corporation and such Holder of the results in writing no later than five (5) Business Days following the day on which such accountant received the disputed calculations (the “Dispute Procedure”). Such accountant’s calculation shall be deemed conclusive absent manifest error or fraud. The fees of any such accountant shall be borne by the Company.

8.          CONVERSION PRICE ADJUSTMENTS AND REORGANIZATIONS. The Conversion Price for determining the number of shares of Common Stock into which the Series A Preferred Shares shall be converted as provided for herein shall be subject to adjustment from time to time as hereinafter set forth:

(a)        Stock Dividends - Recapitalization, Reclassification, Split-Ups. If, prior to the date of the conversion of the Series A Preferred Shares into Common Stock hereunder, the number of outstanding shares of Common Stock is increased by a stock dividend on the Common Stock payable in shares of Common Stock or by a split-up, recapitalization or reclassification of shares of Common Stock or other similar event, then, on the effective date thereof, the Conversion Price will be adjusted so that the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Shares shall be increased in proportion to such increase in outstanding shares of Common Stock.

(b)        Aggregation of Shares. If prior to the date of the conversion of the Series A Preferred Shares into Common Stock hereunder, the number of outstanding shares of Common Stock is decreased by a consolidation, combination or reclassification of shares of Common Stock or other similar event (including a reverse split of Common Stock), then, upon the effective date thereof, the Conversion Price will be adjusted so that the number of shares of Common Stock issuable upon the conversion of the Series A Preferred Shares shall be decreased in proportion to such decrease in outstanding shares.

(c)        Change Resulting from Reorganization or Change in Par Value, etc. In case of any reclassification or reorganization of the outstanding shares of Common Stock which solely affects the par value of the shares of Common Stock, or in the case of any merger or consolidation of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the property of the Corporation as an entirety or substantially as an entirety in connection with which the Corporation is dissolved, the holders of the Series A Preferred Shares shall have the right thereafter to receive upon the conversion of the Series A Preferred Shares the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization,

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merger or consolidation, or upon a dissolution following any such sale or other transfer, by a holder of the number of shares of Common Stock into which the Series A Preferred Shares is convertible immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock, then such adjustment to the Conversion Price also shall be made.

(d)        Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding, the Corporation sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then applicable Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to the Base Conversion Price. Notwithstanding the foregoing, no adjustment will be made under this Section 8(d) in respect of an Exempt Issuance. The Corporation shall notify the Holders in writing, no later than the Business Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 8(d), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Corporation provides a Dilutive Issuance Notice pursuant to this Section 8(d), upon the occurrence of any Dilutive Issuance, the Holders are entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether a Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

(e)        Successive Changes. The provisions of this Section shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

9.	CERTAIN NOTICE OBLIGATIONS OF THE COMPANY.
(a)	In the event that:

(i)        the Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 8, or the Conversion Price is otherwise adjusted pursuant to Section 8; or

(ii)       the Corporation shall authorize the granting to the holders of its Common Stock generally of rights, warrants or options to subscribe for or purchase any shares of any class or any other rights, warrants or options; or

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(iii)      there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation;

(iv)      there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Corporation; or

(v)       a meeting of the shareholders of the Corporation shall be called;

then, the Corporation shall cause to be delivered to each Holder in accordance with the notice provisions of Section 14, as promptly as possible, but at least twenty (20) calendar days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options or shareholders meeting or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights, warrants or options or to vote at a shareholders meeting are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, transfer, dissolution, liquidation or winding-up.

(b)       In any case in which Section 8 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Section 8 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event issuing to the holder of any Series A Preferred Shares converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment.

10.        STATUS OF CONVERTED SHARES. All Series A Preferred Shares that are at any time converted hereunder, and all Series A Preferred Shares that are otherwise reacquired by the Corporation and subsequently canceled by the Corporation, shall be retired and shall not be subject to reissuance.

11.        RESERVATION OF COMMON STOCK. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of Series A Preferred Shares as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Series A Preferred Shares, not less than 100% of such number of shares of Common Stock as shall (subject to any additional requirements of the Corporation as to reservation of such shares set forth in the Purchase Agreement) be issuable upon the conversion of all outstanding Series A Preferred Shares hereunder. The Corporation covenants

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that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and nonassessable.

12.        FRACTIONAL SHARES. If any conversion of Series A Preferred Shares hereunder would create a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon such conversion, in the aggregate, shall be rounded up to the nearest whole number of shares of Common Stock.

13.        COSTS. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Shares shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Series A Preferred Shares so converted and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

14.        NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Certificate of Designation later than 5:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be if to the Corporation, at 170 Wilbur Place, Bohemia, New York 11716 and if the Holder, to the address as set forth in the records of the Corporation.

15.        RESTRICTIONS AND LIMITATIONS. So long as any Series A Preferred Shares remain outstanding, the Company, shall not, without the vote or written consent by the Holders of more than fifty percent (50.0%) of the outstanding Series A Preferred Shares, voting together as a single class, and unless approved by the Board of Directors:

(i)        redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking or other analogous fund for such purpose) any share or shares of its Capital Stock, except for conversion into or exchange for Junior Stock;

(ii)       alter, modify or amend the terms of the Series A Preferred Stock in any way;

(iii)      create or issue any Capital Stock of the Company ranking pari passu with or senior to the Series A Preferred Shares either as to the payment of dividends or rights in liquidation, dissolution or winding-up of the affairs of the Company;

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(iv)      increase the authorized number of shares of the Series A Preferred Stock;

(v)       re-issue any Series A Preferred Shares which have been converted or otherwise acquired by the Company in accordance with the terms hereof;

In the event that the Holders of at least a majority of the outstanding Series A Preferred Shares agree to allow the Company to alter or change the rights, preferences or privileges of the Series A Preferred Stock pursuant to applicable law, no such change shall be effective to the extent that, by its terms, such change applies to less than all of the Series A Preferred Shares then outstanding.

16.        CERTAIN DEFINITIONS. As used in this Certificate, the following terms shall have the following respective meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For purposes of this definition, “control” when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities or otherwise; and the term “controlling” and “controlled” having meanings correlative to the foregoing.

“Business Day” means any day except a Saturday, Sunday or day on which banking institutions are legally authorized to close in the State of California and the State of New York.

“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

“Closing Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed on a Principal Market other than the Over-the-Counter Bulletin Board, the last trading price per share of the Common Stock for such date (or the nearest preceding date) on such Principal Market as reported by Bloomberg Financial L.P. (based on a Trading Day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is quoted on the Over-the-Counter Bulletin Board, the most recent bid price per share of the Common Stock for such date (or the nearest preceding date) on the Over-the-Counter Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders and reasonably acceptable to the Corporation.

“Common Stock Equivalents” means and securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into

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or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” means $0.20, as adjusted from time to time pursuant to the terms of Section 8.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, including without limitation, options granted pursuant to the Company’s 2000 Stock Option Standard 2006 Stock Option Plan and the shares of Common Stock issued upon the exercise of such options, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Certificate of Designation, provided that such securities have not been amended since the date of this Certificate of Designation to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) any securities that have been issued without the approval of any Common Stock Appointed Director.

“Holder” means any holder of Series A Preferred Stock, all of such holders being the “Holders”.

“Original Issuance Date” means the date of the first issuance of any shares of Series A Preferred Stock regardless of the number of transfers of any particular shares of Series A Preferred Stock and regardless of the number of certificates which may be issued to evidence such shares of Series A Preferred Stock.

“Principal Market” initially means the Over-the-Counter Bulletin Board and shall also include the American Stock Exchange, the New York Stock Exchange, the NASDAQ Global Select Market, NASDAQ Global Market or the NASDAQ Capital Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means any individual, corporation, partnership, association, trust or other entity or organization of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by the Corporation.

“Trading Day” means (a) a day on which the Common Stock is traded on a national exchange or market on which the Common Stock has been listed, or (b) if the Common Stock is not listed on any stock exchange or market, a day on which the Common Stock is traded in the

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over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day that is a Business Day.

RESOLVED FURTHER, that the President, Chief Executive Officer and Secretary of the Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolution.

C.        That the authorized number of shares of preferred stock of the Corporation is 2,000,000; that the authorized number of shares constituting Series A Convertible Preferred Stock is 2,000,000 (the series created by this Certificate and the resolution set forth above).”

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The undersigned further declare that the matters set forth in this Certificate are true and correct to their own knowledge.

Date: [________]

, Chief Executive Officer

, Secretary

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EXHIBIT A

NOTICE OF CONVERSION

AT THE ELECTION OF HOLDER

The undersigned hereby elects to convert shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”), represented by stock certificate No(s). __________, into shares of common stock of Global Payment Technologies, Inc. (the “Corporation”) according to the terms and conditions of the Certificate of Designation relating to the Series A Preferred Stock (the “Certificate of Designation”), as of the date written below. If shares of common stock are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith.

Conversion Date:_________________________________

Number of Shares of

Preferred Stock to be Converted:_____________________

Amount of Accrued

Dividends (and late fees) :______________________

Applicable Conversion Price:________________________

Number of Shares of

Common Stock to be Issued:________________________

Name of Holder:__________________________________

Address:________________________________________

_________________________________________

_________________________________________

Signature:_______________________________________

Name:

Title: